Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-58127, 333-42366 and 333-125004) under the Securities Act of 1933 of Telephone and Data Systems, Inc. of our report dated May 20, 2005, relating to the financial statements of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan as of December 31, 2004 which appears in this form 11-K.

/s/ Virchow, Krause & Company, LLP

Madison, Wisconsin June 28, 2006